     As filed with the Securities and Exchange Commission on July 29, 1997

                                                    Registration Number 33-84076
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           WEATHERFORD ENTERRA, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   74-1681642
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)


  1360 POST OAK BOULEVARD, SUITE 1000                      77056
           HOUSTON, TEXAS                                (Zip Code)
(Address of Principal Executive Offices)


     STOCK OPTION AGREEMENTS BETWEEN WEATHERFORD INTERNATIONAL INCORPORATED
               AND FORMER PETROLEUM EQUIPMENT TOOLS CO. DIRECTORS
                            (Full title of the plan)


                               H. SUZANNE THOMAS
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           WEATHERFORD ENTERRA, INC.
                      1360 POST OAK BOULEVARD, SUITE 1000
                             HOUSTON, TEXAS  77056
                    (Name and address of agent for service)


                                 (713) 439-9400
         (Telephone number, including area code, of agent for service)


                                   Copies to:

                               CHARLES L. STRAUSS
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

================================================================================

                                EXPLANATORY NOTE

     Pursuant to its Registration Statement on Form S-8 (Reg. No. 33-84076) (the "Registration Statement"), Weatherford Enterra, Inc., a Delaware corporation (the "Company"), registered shares of its common stock, $.10 par value (the "Common Stock"), with a maximum aggregate offering price of $545,000, in connection with stock option agreements between Weatherford International Incorporated and former Petroleum Equipment Tools Co. directors. The Registration Statement was effective on September 19, 1994, the date of its filing with the Commission.

     The Company has determined that an excess number of shares of Common Stock were registered under the Registration Statement and that 6,800 shares of Common Stock currently remain unsold and can be removed from registration.

          Therefore, pursuant to the undertaking made by the Company required by
Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to the Registration Statement for the purpose of removing from registration 6,800 of the shares of the Company's Common Stock, which were not, and are not expected to be, issued and sold in the proposed sale.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 28, 1997.

                                 WEATHERFORD ENTERRA, INC.


                                 By: /s/ H. SUZANNE THOMAS
                                     ------------------------------------
                                              H. Suzanne Thomas
                                            Senior Vice President,
                                        General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURES                           TITLE                         DATE
          ----------                           -----                         ----

/s/  THOMAS R. BATES, JR.        President, Chief Executive Officer       July 28, 1997
-------------------------------   and Director (Principal Executive
     Thomas R. Bates, Jr.         Officer)

              *                  Vice President, Chief Financial          July 28, 1997
-------------------------------   Officer and Treasurer (Principal
       Norman W. Nolen            Financial and Accounting Officer)

              *                  Chairman of the Board and Director       July 28, 1997
-------------------------------
       Philip Burguieres

              *                  Director                                 July 28, 1997
-------------------------------
       Thomas N. Amonett

                                 Director                                 July __, 1997
-------------------------------
       Thomas J. Edelman

              *                  Director                                 July 28, 1997
-------------------------------
       William E. Greehey

                                 Director                                 July __, 1997
-------------------------------
          John A. Hill

                                 Director                                 July 28, 1997
-------------------------------
        John W. Johnson

                                 Director                                 July __, 1997
-------------------------------
      William E. Macaulay

               *                 Director                                 July 28, 1997
-------------------------------
     Robert K. Moses, Jr.
                                 Director                                 July __, 1997

-------------------------------
       Roger M. Widmann

*By: /s/  H. SUZANNE THOMAS
     --------------------------
       H. Suzanne Thomas
 Pursuant to Power of Attorney